UNITED STATES SECURITIES AND EXCHANGE COMMISSION, Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2011

ETERNAL IMAGE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-18889	20-4433227
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

28800 Orchard Lake Road, Suite 130, Farmington Hills, MI	48334
(Address of principal executive offices)	(Zip Code)

Registrants’ telephone number including area code: (248) 932-3333

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03

Material Modifications to Rights of Security Holders

See the disclosure set forth in Item 5.03, below.

Item 5.01

Changes in Control of Registrant

See the disclosure set forth in Item 5.03, below.

Item 5.03

Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 3, 2011, the Company amended its certificate of incorporation by filing a Certificate of Amendment of its Certificate of Incorporation (the “Certificate of Amendment”) reflecting a reverse split of the Company’s common stock, par value $0.001 per share (the “Common Stock”) based upon a ratio of one-for-20 shares, so that every twenty (20) outstanding shares of Common Stock before the reverse stock split shall represent one share of Common Stock after the reverse stock split; the reverse split was effective with the Financial Industry Regulatory Authority on January 7, 2011. Our stock symbol will temporarily be quoted under the symbol ETNLD for 20 trading days starting January 7, 2011 to reflect the Reverse Split, after which, our stock symbol will revert to the normal ETNL.

The Amendment also reduced the number of authorized shares of the Company’s common stock from 750,000,000 to 100,000,000. This amendment was approved by the majority consent of the Company’s shareholders on November 8, 2010 (the “Record Date”). The Company now has authorized 150,000,000 shares of capital stock, of which 100,000,000 are authorized as common stock and 50,000,000 are authorized as Voting Non-Convertible Preferred Stock. The above description of the Certificate of Amendment is a summary and is not complete. Reference is made to the recorded copy of the Certificate of Amendment which is filed as Exhibit 3.1 to this Form 8-K., and incorporated by reference herein.

All 50,000,000 shares of Voting Non-Convertible Preferred Stock are outstanding and held by Clint Mytch, the Company’s Chief Executive, Chief Financial Officer and Chairman of the Board (the “Mytych Preferred Shares”). The holder of one share of the Voting Non-Convertible Preferred Stock has voting rights on all matters presented to common shareholders equal to 10 shares of common stock.

Before the aforementioned reverse split of common stock effected by the aforementioned Certificate of Amendment, as of the Record Date, the Mytych Preferred Shares represented approximately 41% of the Company’s voting shares outstanding. As of that same Record Date, after giving effect to the above described reverse split of common stock effected by the aforementioned Certificate of Amendment, the Mytych Preferred Shares represent approximately 93% of the Company’s voting shares outstanding.

Item 7.01

Regulation FD Disclosure.

In connection with the Articles of Amendment effective on January 3, 2011, and the subsequent January 7, 2011, Financial Industry Regulatory Authority effective trading date for the reverse split the Company issued a press release on January 11, 2011, that announced these events. A copy of the press release that discusses this matter is filed as Exhibit 99.1 to, and incorporated by reference in, this report.  The information in this Item 7.01 of this Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. The information in this Item 7.01 of this Form 8-K also shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities

Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference. This report under Item 7.01 is not deemed an admission as to the materiality of any information in this report that is required to be disclosed solely by Regulation FD.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are attached with this report on Form 8-K:

3.1

Certificate of Amendment of Certificate of Incorporation of Eternal Image, Inc. (filed copy)

99.1

Press release, dated January 11, 2011, issued by Eternal Image, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ETERNAL IMAGE, INC.

Date: January 13, 2011	By: /s/ Clint Mytych
Clint Mytych
Chief Executive Officer, Chief Financial Officer and Chairman

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